Exhibit 10.26

Labor Contract

1. Basic Information of the Parties

(1) Party A (Employer): Tianjin Tianshi Biological Development Co., Ltd.

Legal Representative(or Principal Responsible Person): Li Jin Yuan____

Address: WuQing Development Zone, Tianjin New Tech Industry District

Phone: 022-82124400_____________________________________

(2) Party B (Employee):_Wan Zheng__________________________________

Address (current residential address):__________________________

ID card number (or other effective identification document number): ______________________________________________________

Phone: __________________________________________________

2. Term of the Contract

(3) The term of the contract is of _one (1)__of the followings:

  1) The term of this contract is _five (5)_years one (1) month and twenty eight (28) days from _November 3, 2008 to December 31, 2013.

  2) The term of this contract is unfixed, from _____ date, ________ month, the year of ______.

        3) As per the duration for finishing a specific job, both parties agree as follows:
___________________________________________________

(4) The probation of the contract is ___N/A___ month (day), from ______ date, ___month, the year of ______ to ______ date, ______ month, the year of ______.

3. Duties and Locations of the Work

(5) To fulfill the needs of business and work requirements of Party A, Party B agrees to retain the position of _Chief Financial Officer_. See detailed functions of the position in Functions Instruction Handbook of Tianshi Group Co., Ltd..

(6) Locations of the work: at Tianshi Group Co., Ltd. (and its subsidiaries)

(7) See detailed duties of the position in the position descriptions section set forth in Functions Instruction Handbook of Tianshi Group Co., Ltd..

4. Work Hours, Leaves and Vacations

(8) In consideration of the functions and duties of the Party B, Party A adopts one of the following work hours system: N/A.
A. The standard work hours system:
B. The work system of comprehensive calculation of work hours:
The work hours of Party B are arranged as below: __________
C. The unfixed work hours system:

(9) In the event that Party A requires Party B to work overtime due to its needs of business operations, Party A shall comply with relevant regulations of the State and Tianjing City, and its relevant approval procedures.

(10) In addition to vacations and leaves Party B is entitled to in accordance with laws and regulations of the State, Party A and Party may agree extra vacations s follows:
  1)______
  2)______
  3)______

5. Remunerations

(11) Party A shall pay Party B monthly in cash, the pay date is the tenth day of each month.

(12) The remunerations of Party B in probation is N/A month.

(13) The detailed paying methods, standards and relevant terms of remunerations are as follows:
  1) Yearly remunerations: USD$80,000, paid monthly in twelve months.

6. Social Insurance and Welfare

(14) Party A and Party B agree to join the social insurance, including senior care, unemployment, medical care, employment injury, and maternity in accordance with regulations of the State and Tianjing City, and perform the obligation of paying premium to guarantee that Party B can enjoy the rights to all kinds of social insurance.

(15) Party A shall deduct the insurance premium Party B should pay from Party’s B salary and pay for it on Party B’s behalf.

7. Labor Protection, Work Conditions and Employment Injury Protection

(16) Party A shall strictly comply with the rules and regulations stipulated by the State and Tianjin City to conduct the training for Party B on production safety and operating procedures, and use its best efforts to improve work conditions so as to protect Party B's safety and health in the course of production.

(17) Party A shall provide labor protective appliances to Party B in accordance with the laws, regulations and rules of State and Tianjin City, and provide the health examination to Party B in accordance with relevant rules.

(18) Party B shall strictly abide by the rules on labor safety and hygiene and rules on safe operations in the work process.

(19) If Party B suffered from occupational disease, employment injury or death, Party A shall provide Party B all kinds of treatments in accordance with the relevant rules of State and Tianjin City.

8. Cancellation, Termination and Renewal of the Labor Contract

(20) Party A and Party B shall comply with the Labor Contract Law, when bilaterally or unilaterally cancel or terminate this contract.

(21) Party B shall complete the handover procedure within thirty (30) days upon the cancellation or termination of this contract. The details of the handover lists Party B shall comply with when both parties cancel or terminate this contract are as follows:
1. In accordance with the relevant management rules of Party A.___________________
2. ____________________________________________________________________
3. _____________________________________________________________________
Party A shall pay Party B economic compensations and provide the certificate of the cancellation or termination of this contract when Party A and Party B complete the handover procedure.

9 Liabilities of Breach and Breach Penalties

(22) In the event that Party A paid the professional training expenses for Party B, both parties agree the period of work and the breach penalty as follows:
  1)______
  2)______
  3)______
  4)______
  5)______

(23) If Party B is one of the executive management personnel, senior technical professionals and other personnel that shall assume the confidential obligations, both parties agree the scope , geographic area, period of time, economic compensations and liability of breach of the non-compete covenant as follows (or see the special agreement both parties signed):
  1) See the confidentiality agreement signed by and between both parties__

10. Other covenants

(24) Both Parties, in accordance with the legal, fair, equal and voluntary principles, agree the followings:
  1) See the “Group Contract” and the “Regulation of Payment of Wages.”
2) Party B shall carefully read all the policies and procedures of Party A, and complies with them.

11. Labor Disputes

(25) Any disputes arising from and in connection with the performance of this contract shall be solved through negotiations by both parties. In the event that both parties fail to solve the disputes through negotiations, either party may apply for arbitration to the labor dispute arbitration committee with the jurisdiction. In the event that either party disagrees with the arbitration award, it may file a suit at the People's Court.

12. Other Matters

(26) Any matters not covered in this contract shall be performed in accordance with relevant laws, regulations and rules of the State and Tianjin City. In the event that no relevant laws, regulations and rules apply, both parties shall negotiate to resolve the matter.

(27) In the event that the terms of this contract are contrary to laws and regulations of the State and Tianjing City, the laws and regulations of the State and Tianjing City shall prevail.

(28) Both parties shall carefully read this contract to understand their rights and obligations.

(29) This contract shall become effective upon signing and sealing this contract by both parties. Both parties shall strictly comply with the contract. This contract is in two originals. One for each party.

Party A: (Seal) Tianjin Tianshi Biological Development Co., Ltd Legal Representative or Entrusted Agent: /s/ Li Jin Yuan Li Jin Yuan Date: November 3, 2008	Party B: Wan Zheng /s/ Wan Zheng Date: November 3, 2008

This is to certify that the contract conforms to the regulations of the laws and regulations of the State and Tianjin City through examination and verification.

Certifying Authority (Seal):                                Certifying Person (Seal):

Date: